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                                                                    EXHIBIT 10.7


                           WARRANT PURCHASE AGREEMENT

         THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 15, 1998, by and between The Edison Project Inc., a Delaware corporation with its principal place of business at 521 Fifth Avenue, 16th Floor, New York, NY 10175 (the "Company"), Phoenix Leasing Incorporated, a California corporation (the "Purchaser").

         The Company desires to sell, and the Purchaser desires to purchase, a warrant to purchase 25,125 shares of the Company's Series A Common Stock, par value $0.01 per share (the "Warrant Shares"), at a price per share of $3.98 in the form attached hereto as Exhibit A and on the terms and conditions set forth herein (the "Warrant"), in connection with Purchaser's extension of a credit facility to the Company pursuant to the Senior Loan and Security Agreement, dated as of the date hereof (the "Financing").

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

A.       PURCHASE TERMS

         1. Purchase of the Warrant. The purchase and sale of the Warrant shall take place at the offices of the Purchaser, at such place as the Company and the Purchaser shall agree, on January 15, 1998 (the "Closing") pursuant to the Financing.

         2. Access To Information. The Purchaser acknowledges that it has had access to all material information concerning the Company which it has requested. The Purchaser also acknowledges that it has had the opportunity to, and has to its satisfaction, questioned the officers of the Company with respect to its investment hereunder.

         3. Representations of the Purchaser.

            (a) Disclosure: Sophistication. The Purchaser represents that it understands that the Warrant, and the Warrant Shares issuable upon exercise thereof, are speculative investments, that it is aware of the Company's business affairs and financial condition and that it has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant. The Purchaser is purchasing the Warrant and any Warrant Shares issued upon exercise thereof for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. The Purchaser further represents that it understands that the Warrant and Warrant Shares have not been registered under the Securities Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed
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herein. The Purchaser understands that the Warrant and any Warrant Shares purchased upon exercise thereof must be held indefinitely unless such securities are subsequently registered under the Securities Act and all applicable state securities laws and regulations or an exemption from such registration or qualification is available, and that the Company is under no obligation to register or qualify such securities except as expressly set forth herein. The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. The Purchaser's corporate headquarters and principal place of business is located in the State of California.

            (b) Disposition of the Purchaser's Rights. In no event will the Purchaser make a disposition of any of its rights to acquire the Warrant Shares unless and until the Purchaser shall have provided the Company with (i) written notice of the proposed disposition, and (ii) if requested by the Company, an opinion of counsel (which counsel may be inside counsel to the Purchaser) satisfactory to the Company and the Company's counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act has been taken or (B) an exemption from the registration requirements of the Securities Act and any state law is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights hereunder on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any securities when (1) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (2) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or (3) a letter shall have been issued to the Purchaser at the request of the Purchaser by the staff of the SEC or a ruling shall have been issued to the Purchaser at its request by the SEC stating that no action shall be recommended by such staff or taken by the SEC, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Purchaser or holder of any securities issuable hereunder then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new Warrants.

            (c) Financial Risk. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

            (d) Risk of No Registration. The Purchaser understands that the Company Shares have not been reviewed or approved by the SEC or any similar


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body not registered under the Securities Exchange Act of 1934, as amended (the
"1934 Act") and, as of the date of execution hereof, the Company has no obligation to so register the Company Shares, and if the Company does not register with the SEC pursuant to Section 12 or Section 15(d) of the 1934 Act, or file reports pursuant to Section 13 of the 1934 Act, or if a registration statement covering the securities under the Securities Act is not in effect when it desires to sell (i) the Warrant, or (ii) the Warrant Shares issuable upon exercise of the Warrant, it may be required to hold such securities for an indefinite period.

         4. Confidential Information. The Purchaser will not use or divulge any nonpublic information provided by or developed for the Purchaser in connection with this Agreement ("Company Proprietary Information") whether or not this Agreement remains in effect, except as may be required by law.

         5. Legends. The Purchaser acknowledges and understands that the instrument evidencing the Warrant and any Warrant Shares issuable pursuant thereto shall bear the legends as specified in the Warrant (and any other legends required under state or federal securities laws in the opinion of legal counsel for the Company).

B.       REGISTRATION AGREEMENT

         The Company hereby grants to the Purchaser with respect to the Warrant Shares the "piggy-back" registration rights granted to other holders of Company stock (the "Other Holders"), as set forth in the terms and provisions of Annex I hereto (the "Annex Registration Rights"). The Purchaser's "piggy-back" registration rights with respect to the Warrant Shares shall at all times be the same as the "piggy-back" registration rights of the Other Holders, notwithstanding any changes to the stockholder's agreement from which the Annex Registration Rights is derived; provided, that in the event that the number of shares to be included in a Registration Statement (as defined in Annex I) filed for an underwritten public offering is limited by the lead managing underwriter, Warrant Shares may not be included in such offering unless all Shares (as defined in Annex I) desired by Shareholders (as defined in Annex I) to be included therein have been so included, and in the event the Warrant Shares are to be included, they shall be included on a pro rata basis based on the number of shares the holders of which are similarly situated (including, without limitation, warrantholders which lease computer equipment to the Company or extended loans to the Company secured by computer equipment). The Company represents and warrants to the Purchaser it has taken all action necessary, including, if required, obtaining the consent of the Other Holders, to grant the Purchaser the registration rights described herein. The Company further represents and warrants that the Company's issuance of the Warrant to the Purchaser does not violate or conflict with any rights of first refusal granted to any other person, including any of the Other Holders.


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C.       GENERAL PROVISIONS

         1. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Warrant hereunder, the Company hereby represents and warrants that:

            (a) Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation described above and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries taken as a whole. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of any existing Stock Purchase Agreements and the Stockholders Agreements and the Company's charter documents and bylaws which have been furnished to Purchaser or the Purchaser's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

            (b) Capital Stock and Related Matters.

                (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall be as stated on the attached "Capitalization Schedule". As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights, warrants or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Warrant, and except as set forth on the attached "Option Schedule". The Option Schedule accurately sets forth the information set forth thereon. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

                (ii) Except for those rights contained in any Stock Purchase Agreements, the Company's Amended and Restated Articles of Incorporation and those contained in any Stockholders Agreements (which rights have been waived),


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there are no statutory or, to the best of the Company's knowledge, contractual stockholders, preemptive rights or rights of refusal with respect to the issuance of the Warrant hereunder of the issuance of the Warrant Shares upon exercise of the Warrant. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Warrant hereunder does not require registration under the Securities Act or any applicable state securities laws.

            (c) Authorization; No Breach. The execution, delivery and performance of this Agreement, the Warrant and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement, the Warrant and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with their respective terms. The execution and delivery by the Company of this Agreement, the Warrant and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Warrant hereunder, the issuance of the Warrant Shares upon exercise of the Warrant, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or
(vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any subsidiary, or any law, statute, rule or regulation to which the Company or any subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any subsidiary is subject, except for any such filings required under applicable "blue sky" or state securities laws or required under Regulation D promulgated under the Securities Act.

         2. Miscellaneous.

            (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Purchaser hereunder.

            (b) Remedies. Any Person having rights under any provisions of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or


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equity of competent jurisdiction (without posting any bond or other security)
for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Purchaser.

            (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Purchaser are also for the benefit of, and enforceable by, any subsequent holder of the Warrant Shares.

            (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (h) Governing Law. The corporation laws of the State of the Company's incorporation identified above shall govern all issues concerning the relative rights of the company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with , the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

            (i) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the


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recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or by confirmed facsimile. Such notices, demands and other communications shall be sent to the Purchaser and to the Company at the respective addresses indicated below:

                  The Edison Project, Inc.
                  521 Fifth Avenue, 16th Floor
                  New York, NY  10175
                  Attention:  Chief Financial Officer
                  Telephone:  (212) 309-1600
                  Facsimile:  (212) 309-1604

         with a copy to:

                  The Edison Project
                  c/o WSI Inc.
                  366 NationsBank Center
                  550 Main Street
                  Knoxville, Tennessee  37902
                  Attention:  Laura Eshbaugh
                  Telephone:  (423) 546-0999
                  Facsimile:  (423) 546-1090

         and to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York  10038
                  Attention:  John F. Fritts
                  Telephone:  (212) 504-6000
                  Facsimile:  (212) 504-6666

         Phoenix Leasing Incorporated
         2401 Kerner Boulevard
         San Rafael, California  94901
         Attention:
         Telephone:  (415) 485-4500
         Facsimile:  (415) 485-4891

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.


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            (j) Attorneys' Fees. In the event of an action, suit or proceeding brought under or in connection with this Agreement, the prevailing party therein shall be entitled to recover from, and the other party hereto agrees to pay, the prevailing party's costs and expenses in connection therewith, including reasonable attorneys' fees.

            (k) Arbitration. Disputes arising under or in any respect in connection with this Agreement, including in respect of the execution, delivery or performance hereof (but excluding disputes as to the compliance by the arbitrators under the provisions of this paragraph applicable to them), shall be arbitrated in Chicago in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators, one selected by each party hereto and the third selected by the two so selected (or, in the absence of agreement, the third arbitrator shall be selected by the President of the Association of the Bar of The City of Chicago at the time sitting), and with all decisions of the arbitrators requiring the affirmative vote of at least two of the arbitrators. Any judgment on any award rendered by the arbitrators in accordance with such rules may be entered in any court of competent jurisdiction. The parties intend to confer on the arbitrators the authority to resolve disputes between the parties in respect of this Agreement and agree that no decision by the arbitrators shall have the effect of amending this Agreement in any respect. The costs of any such arbitration, including expenses (and legal fees) of the other party thereto, shall be borne by the party which is the losing party in the arbitration or, if the arbitrators' decision is unclear in that regard, as the arbitrators shall determine in accordance with the purpose of this provision to achieve the result that arbitrations be commenced hereunder in circumstances of actual disputes and not frivolously or for harassment purposes. The parties hereto agree that any proceedings pursuant to this paragraph shall be kept strictly confidential and shall not be disclosed to any third party except pursuant to court order.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                     The Edison Project Inc.
                                     a Delaware corporation

Attest:


/s/ Laura Eshbaugh                   By: /s/ Laura Eshbaugh
-----------------------------        -------------------------------------------
Secretary                            Name: Laura Eshbaugh
                                     Title: President
(Corporate Seal)

                                     Phoenix Leasing Incorporated
                                     a California corporation


                                     By: /s/ N. H. Nelson
                                         ---------------------------------------

                                     Its: Vice President
                                          --------------------------------------


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